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                                                                   EXHIBIT 4.7.4

                                                                  EXECUTION COPY

                        5th AMENDMENT, WAIVER AND CONSENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS 5th AMENDMENT, WAIVER AND CONSENT, dated as of January 28, 2003 (this "Amendment"), to the Amended and Restated Credit Agreement dated June 26, 2001 (as heretofore amended, amended and restated and supplemented, the "Credit Agreement") among Key3Media Group, Inc., a Delaware corporation, the Guarantors party thereto, the Lenders party thereto, The Bank of New York, as Syndication Agent, Fleet National Bank and BNP Paribas, each as Co-Documentation Agent, UBS Warburg LLC, as Documentation Agent, and Wilmington Trust Company, as Administrative Agent and Collateral Agent. Unless otherwise defined herein or the context clearly requires otherwise, all capitalized terms shall have the meanings given to them in the Credit Agreement.

                             PRELIMINARY STATEMENTS

         WHEREAS, Key3Media Group, Inc. (the "Borrower") is the borrower under the Loan Documents;

         WHEREAS, Key3Media Events, Inc. ("Events"), Key3Media Advertising, Inc., Key3Media BCR Events, Inc., Key3Media Von Events, Inc. and Key3Media BioSec Corp. (collectively, the "Guarantors" and, together with the Borrower, the "Loan Parties") are guarantors under the Loan Documents;

         WHEREAS, the Loan Parties have granted Liens in favor of the Lenders to secure the amounts payable to the Lenders pursuant to the Loan Documents;

         WHEREAS, the Loan Parties plan to file petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         WHEREAS, as of the date of this Amendment, Thomas Weisel Strategic Opportunities Partners, L.P. and/or funds managed or controlled by it or its affiliates (collectively, "Weisel") own more than a majority in interest of the sum of (i) the aggregate principal amount of the Advances outstanding, (ii) the aggregate Available Amount of all Letters of Credit outstanding, and (iii) the aggregate Unused Revolving Credit Commitments;

         WHEREAS, the Loan Parties believe that the survival of their businesses is dependent upon obtaining debtor-in-possession ("DIP Financing") of up to $30,000,000, of which up to $12,500,000 needs to be made available to the Loan Parties during the next 30 days;

         WHEREAS, subject to the satisfaction of certain conditions, the Loan Parties have received commitments from Weisel (the "Weisel DIP Lender") to provide the DIP Financing to the Loan Parties;

         WHEREAS, each Lender may be offered an opportunity to participate in the DIP Financing on a pro rata basis in proportion to the outstanding principal amount of its Loans, such participating Lenders referred to herein as the "DIP Lenders";

         WHEREAS, the DIP Financing will be conditioned upon, among other things, the DIP Financing

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being (i) secured by a Lien on all of the assets of the Loan Parties, (ii)
secured by a first priority Lien on certain assets of the Loan Parties, and
(iii) a super-priority administrative claim;

         WHEREAS, the Loan Parties intend to request that the Bankruptcy Court approve up to $12,500,000 of the DIP Financing by the DIP Lenders on an interim basis (the "Interim DIP Financing") pursuant to an Interim Order (the "Interim Order") to be entered immediately following the commencement of the Loan Parties' bankruptcy cases;

         WHEREAS, the Loan Parties further intend to request that the Bankruptcy Court approve the Interim DIP Financing and the remaining amount of DIP Financing by the DIP Lenders on a final basis pursuant to an order (the "Final Order") to be entered following the required notice and a hearing pursuant to Rule 4001 of the Federal Rules of Bankruptcy Procedure;

         WHEREAS, the Loan Parties further intend to request that the Bankruptcy Court approve the grant of Liens on all of the assets of the Loan Parties to secure the DIP Financing, and that such Liens shall be senior to all other Liens on certain assets of the Loan Parties and such Liens shall be junior to existing Liens on the remaining assets of the Loan Parties; and

         WHEREAS, the Loan Parties have requested the Required Lenders, and the Required Lenders are willing, on the terms and conditions set forth below, to consent to the Loan Parties granting senior Liens on certain assets of the Loan Parties in favor of the DIP Lenders to secure the DIP Financing.

                                    AGREEMENT

         NOW, THEREFORE, the Loan Parties and the Required Lenders hereby agree as follows:

                  SECTION 1. Consent to Subordination of Liens. (a) The Required Lenders hereby acknowledge and agree that, in conjunction with the entry of the Interim Order by the Bankruptcy Court, the Required Lenders (or their designee) shall have the authority (without any further action, approval or consent of the Lenders) to fully subordinate the Liens granted to the Lenders pursuant to the Loan Documents on the DIP Interim Loan Collateral (as hereinafter defined) to the Liens granted to the DIP Lenders on such collateral to secure the DIP Interim Financing on such terms and conditions as are acceptable to the Required Lenders (or their designee) in their sole discretion. The Required Lenders further acknowledge and agree that all of the proceeds from the DIP Interim Loan Collateral and all payments and distributions on account of the DIP Interim Loan Collateral (including, without limitation, any proceeds from a sale, transfer or other disposition of the DIP Interim Loan Collateral or any distributions made to creditors pursuant to any reorganization of the Loan Parties) shall be applied to the payment in full of all amounts payable to the DIP Lenders pursuant to the DIP Interim Financing prior to any such proceeds or distributions being applied to payment of any amounts payable to the Lenders pursuant to the Loan Documents. As used in this Amendment, the term "DIP Interim Loan Collateral" means the assets of the Loan Parties set forth on Schedule I to this Amendment.

                  (b) The Required Lenders hereby acknowledge and agree that, in conjunction with the entry of the Final Order by the Bankruptcy Court, the Required Lenders (or their designee) shall have the authority (without any further action, approval or consent of the Lenders) to fully subordinate the Liens granted to the Lenders pursuant to the Loan Documents on the DIP Loan Collateral (as hereinafter defined) to the Liens granted to the DIP Lenders on such collateral to secure the DIP Financing on such terms and conditions as are acceptable to the Required Lenders (or their designee) in their sole discretion. The Required Lenders hereby further acknowledge and agree that all of the proceeds from DIP Loan Collateral and all payments and distributions on account of the DIP Loan Collateral (including, without

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limitation, any proceeds from a sale, transfer or other disposition of the DIP
Loan Collateral or any distributions made to creditors pursuant to any reorganization of the Loan Parties) shall be applied to the payment in full of all amounts payable to the DIP Lenders pursuant to the DIP Financing prior to any such proceeds or distributions being applied to payment of any amounts payable to the Lenders pursuant to the Loan Documents. As used in this Amendment, the term "DIP Loan Collateral" means (i) the DIP Interim Loan Collateral, (ii) the assets of the Loan Parties set forth on Schedule II to this Amendment, and (iii) after any of the Loan Parties file for bankruptcy, any other assets of the Loan Parties that are designated by the Required Lenders (or their designee); provided, however, that notwithstanding the foregoing, neither the DIP Interim Loan Collateral nor the DIP Loan Collateral shall constitute all or substantially all of the Collateral and further provided that all or substantially all of on the Collateral shall not be released in any transaction or series of related transactions without the consent of all of the Lenders.

                  (c) If the Bankruptcy Court does not approve the subordination of all of the Liens on the DIP Interim Loan Collateral and the DIP Loan Collateral granted to the Lenders pursuant to the Loan Documents to the Liens granted to the DIP Lenders for any reason, the Required Lenders authorize and approve the release of Liens on Collateral as, when and to the extent requested by the DIP Lenders to secure the DIP Financing and approved by the Required Lenders (or their designee) on such terms and conditions as are acceptable to the Required Lenders (or their designee) in their sole discretion without any further action, consent or approval of the Lenders; provided, however, that notwithstanding the foregoing, all or substantially all of the Collateral shall not be released in any transaction or series of related transactions without the consent of all of the Lenders.

                  (d) If the Required Lenders (or their designee) release any Collateral pursuant to this Amendment so that the Loan Parties may grant a first priority Lien on such Collateral in favor the DIP Lenders to secure the DIP Financing, the Loan Parties shall grant the Lenders a second priority Lien on such Collateral if the Bankruptcy Court authorizes the Loan Parties to grant such Lien (and any such second priority Lien shall be fully subordinated to the payment in full of the DIP Financing).

                  (e) The Required Lenders hereby acknowledge and agree that all of the Liens on the Collateral granted to the Lenders pursuant to the Loan Documents shall be subject to (i) the payment of unpaid fees and disbursements of the bankruptcy counsel and financial advisors of the Loan Parties and any statutory committee, to the extent allowed by a final order of the Bankruptcy Court, up to an aggregate amount approved by the Required Lenders (or their designee), (ii) the payment of unpaid fees and disbursements incurred by professionals for any statutory committee appointed in the Loan Parties' bankruptcy cases, to the extent allowed by a final order of the Bankruptcy Court, up to an aggregate amount approved by the Required Lenders (or their designee), (iii) the payment of fees pursuant to 28 U.S.C. Section 1930 and to the Clerk of the Bankruptcy Court, and (iv) the payment of fees and expenses of a trustee appointed under chapter 7 of the Bankruptcy Code up to an aggregate amount approved by the Required Lenders (or their designee).

         SECTION 2. Cash Collateral. The Required Lenders hereby approve the use of cash collateral by the Loan Parties during the their bankruptcy proceedings on such terms and conditions as are acceptable to the Required Lenders (or their designee) in their sole discretion.

         SECTION 3. Waivers. The Required Lenders party hereto hereby agree to waive any Default or Event of Default that may have occurred or may occur due to the failure of the Borrower to observe the covenant in Section 5.02(a) of the Credit Agreement solely to the extent that such a failure arises out of or relates to the Borrower's execution of this Fifth Amendment.

         SECTION 4. Effective Date. This Amendment shall be effective (and be binding on all

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Lenders and Agents) immediately upon the Administrative Agent receiving a copy of this Amendment that has been executed by the Required Lenders and the Loan Parties. In the event of any conflict between the terms of this Amendment and any provision of the Loan Documents, the terms of this Amendment shall govern and control and the provisions of the Loan Documents shall be superseded, modified and replaced to the extent required to give effect to this Amendment and any Defaults or Events of Default resulting from any actions taken by the Loan Parties pursuant to this Amendment are waived.

         SECTION 5. Severability If any provision of this Amendment is inoperative or unenforceable for any reason or under any circumstances, it shall not have the effect of (i) rendering the provision in question inoperative or unenforceable for any other reason or under any other circumstance, or (ii) rendering any other provision or provisions in this Amendment invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Amendment shall not affect the remaining portions of this Amendment.

         SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an original executed counterpart of this Amendment.

                            [SIGNATURES ON NEXT PAGE]

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         IN WITNESS WHEREOF, the Loan Parties and the Required Lenders have caused this Amendment to be duly executed as of the date first above written.

                                      KEY3MEDIA GROUP INC., as Borrower

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      KEY3MEDIA EVENTS, INC., as a Guarantor

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      KEY3MEDIA ADVERTISING, INC., as a
                                       Guarantor

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      KEY3MEDIA BCR EVENTS, INC, as a
                                       Guarantor

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      KEY3MEDIA VON EVENTS, INC., as a
                                       Guarantor

                                      By: ______________________________________
                                          Name:
                                          Title:

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                                      KEY3MEDIA BIOSEC CORP., as a
                                       Guarantor

                                      By: ______________________________________
                                          Name:
                                          Title:

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                                     WILMINGTON TRUST COMPANY,
                                       as Administrative Agent, and
                                       Collateral Agent

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     FLEET NATIONAL BANK

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     WELLS FARGO BANK, N.A.

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     EVENT PARTNERS DEBT
                                      ACQUISITION, L.L.C

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     THOMAS WEISEL STRATEGIC
                                     OPPORTUNITIES PARTNERS, L.P.

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     THOMAS WEISEL CAPITAL PARTNERS, L.P.

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     TWP CEO FOUNDERS' CIRCLE (QP), L.P.

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     TWP CEO FOUNDERS' CIRCLE (AI), L.P.

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                     THOMAS WEISEL CAPITAL PARTNERS
                                     EMPLOYEE FUND, L.P.

                                     By: _______________________________________
                                         Name:
                                         Title:

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                                                                      SCHEDULE I

                           INITIAL DIP LOAN COLLATERAL

All right, title and interest of the Loan Parties in, to and under all of the following (whether or not registered or an application is pending): the COMDEX name, trademarks, marks and all related, similar, derivative or associated names, trademarks, names (including, without limitation, Comdex & Design, Comdex Enterprise & Design, Comdex Television News & Design, and Comdex TV & Design, Comdexnet.com, Comdexnet.net, Comdexworld.com, Comdexnet.net, and Telcomdex.com) and all other related, similar, derivative or associated intellectual property and rights.

All right, title and interest of the Loan Parties in any and all agreements regarding all COMDEX tradeshows and related events and programs (including, without limitation, all agreements, contracts and other arrangements entered into by the Loan Parties in connection with any COMDEX tradeshow or related event or program, including all agreements regarding the use of convention space and hotel rooms).

All accounts receivable and other amounts now or hereafter payable, directly or indirectly, to or for the benefit of the Loan Parties on account of, in connection with, or as a result of any COMDEX tradeshow or related event or program.

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                                                                     SCHEDULE II

                         ADDITIONAL DIP LOAN COLLATERAL

All right, title and interest of the Loan Parties in, to and under all of the following (whether or not registered or an application is pending): (i) the VoiceCon name, trademarks, marks and designs and all related, similar, derivative or associated names, trademarks and names and all other related, similar, derivative or associated intellectual property and rights (excluding any publications related to VoiceCon), (ii) the Seybold Seminars name, trademarks, marks and designs and all related, similar, derivative or associated names, trademarks and names and all other related, similar, derivative or associated intellectual property and rights (excluding any publications related to Seybold Seminars), and (iii) the NGN name, trademarks, marks and designs and all related, similar, derivative or associated names, trademarks and names and all other related, similar, derivative or associated intellectual property and rights (excluding any publications related to NGN).

All right, title and interest of the Loan Parties in any and all agreements regarding all VoiceCon, Seybold Seminars, and NGN tradeshows and related events and programs (including, without limitation, all agreements, contracts and other arrangements entered into by the Loan Parties in connection with any tradeshow or related event or program, including all agreements regarding the use of convention space and hotel rooms).

All accounts receivable and other amounts now or hereafter payable, directly or indirectly, to or for the benefit of the Loan Parties on account of, in connection with, or as a result of any VoiceCon, Seybold Seminars, or NGN tradeshow or related event or program.